Exhibit 10(CC)

THIRD AMENDMENT TO
THE O.M. SCOTT & SONS COMPANY
EXCESS BENEFIT PLAN

     WHEREAS, The Scotts Company (“Scotts”) sponsors The O.M. Scott & Sons Company Excess Benefit Plan (the “Plan”); and

     WHEREAS, on March 18, 2005 (the “Effective Time”), Scotts consummated the restructuring of Scotts’ corporate structure into a holding company structure by merging Scotts into a wholly-owned second-tier Ohio limited liability company subsidiary, The Scotts Company LLC (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of December 13, 2004 (the “Merger Agreement”), by and among Scotts, The Scotts Miracle-Gro Company (“Scotts Miracle-Gro”) and the Company; and

     WHEREAS, in connection with and as a result of the merger of Scotts into the Company, the Company assumed, as of the Effective Time, the Plan and all obligations and liabilities of Scotts thereunder; and

     WHEREAS, Section 6.1 of the Plan provides that the Company may amend the Plan;

     NOW, THEREFORE, effective as of March 18, 2005, the Plan is amended as follows to reflect the Company’s assumption of the Plan:

          1. The title of the Plan is amended to be “The Scotts Company LLC Excess Benefit Plan.”

          2. Section 1, the definition of “Base Plan” is amended and restated to read, in its entirety, as follows: “Base Plan” means The Scotts Company LLC Associates’ Pension Plan.

          3. Section 1, the definition of “Company” is amended and restated to read, in its entirety, as follows: “Company” means The Scotts Company LLC, an Ohio limited liability company.

          4. Section 1, the definition of “Plan” is amended and restated to read, in its entirety, as follows: “Plan” means The Scotts Company LLC Excess Benefit Plan.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 6th day of May, 2005, to be effective as of March 18, 2005.

THE SCOTTS COMPANY LLC
By: /s/ Christopher L. Nagel Print Name: Christopher L. Nagel Title: EVP and Chief Financial Officer